Exhibit 10.1

COMPANY SHAREHOLDER SUPPORT AGREEMENT

This Company Shareholder Support Agreement (this “Agreement”) is dated as of [_], 2022, by and among Technology & Telecommunication Acquisition Corporation, a Cayman Islands exempted company (“Parent”), the Persons set forth on Schedule I attached hereto (each, a “Company Shareholder” and, collectively, the “Company Shareholders”), and Super Apps Holdings Sdn. Bhd., a Malaysian private limited company (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Company Shareholders are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of Company Ordinary Shares as are indicated opposite each of their names on Schedule I attached hereto (all such Company Ordinary Shares, together with any Company Ordinary Shares of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Company Shareholder during the period from the date hereof through the Expiration Date (as defined below) are referred to herein as the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, TETE Technologies Sdn Bhd, a Malaysian private limited company and wholly owned subsidiary of Parent (“Merger Sub”), the Company, Loo See Yuen, in the capacity as the representative of the Company Shareholders, and Technology & Telecommunication LLC, in the capacity as the representative of the shareholders of Parent, entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”) pursuant to which, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent; and each Company Ordinary Share that is issued and outstanding as of immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive a certain number of Parent Ordinary Shares; and

WHEREAS, as an inducement to Parent and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

shareholder SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Merger Agreement. Each Company Shareholder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its financial, tax and legal advisors. Each Company Shareholder shall be bound by and comply with Sections 7.1 (No Shop) and 11.17 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (x) such Company Shareholder was an original signatory to the Merger Agreement with respect to such provisions, and (y) each reference to the “Company” contained in such provisions also referred to each such Company Shareholder.

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Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Effective Time, and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 9.1 thereof (the “Expiration Date”), each Company Shareholder shall not (i) sell, assign, transfer (including by operation of law), offer to sell, contract or agree to sell, hypothecate, pledge, distribute, encumber, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Form S-4 (as defined in the Merger Agreement) (the “Registration Statement”)) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, (iii) deposit any Subject Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or the Merger Agreement, (iv) take any action that would have the effect of preventing or disabling a Company Shareholder from performing its obligations hereunder (clauses (i), (ii), (iii) and (iv) of this Section 1.2, collectively, a “Transfer”) or (v) publicly announce any intention to effect any transaction specified in clause (i),(ii), (iii) or (iv); provided, however, that nothing herein shall prohibit the following transfers (each, a “Permitted Transfer”): (1) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, or to a charitable organization provided that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer; (2) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (3) in the case of an individual, pursuant to a qualified domestic relations order; or (4) transfer to an Affiliate of a Company Shareholder; provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to Parent, to assume all of the obligations of such Company Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 1.2 shall not relieve a Company Shareholder of its obligations under this Agreement. Any Transfer in violation of this Section 1.2 with respect to a Company Shareholder’s Subject Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Company Shareholder.

Section 1.3 New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Date, (a) any Subject Shares are issued to a Company Shareholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) a Company Shareholder purchases or otherwise acquires beneficial ownership of any Subject Shares or (c) a Company Shareholder acquires the right to vote or share in the voting of any Subject Shares (collectively the “New Securities”), then such New Securities acquired or purchased by such Company Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Company Shareholder as of the date hereof.

Section 1.4 Agreement to Vote. Hereafter until the Expiration Date, each Company Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the Shareholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the Shareholders of the Company requested by the Board of Directors of the Company or otherwise undertaken as contemplated by the Transactions (which written consent shall be delivered promptly, and in any event within five (5) Business Days, after the Registration Statement (as contemplated by the Merger Agreement) has been declared effective and has been delivered or otherwise made available to the shareholders of Parent and the Company), such Company Shareholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Company Shareholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares:

(a) to approve and adopt the Merger Agreement and the Transactions;

(b) to authorize and approve the Merger to the extent the approval of any of the Company’s shareholders is required or applicable pursuant to the Company’s Organizational Documents;

(c) to authorize and approve any amendment to the Company’s Organizational Documents that is deemed necessary or advisable by the Company for purposes of effecting the Transactions;

(d) in any other circumstances upon which a consent or other approval is required under the Company’s Organizational Documents, the Company Financing Agreements (as defined below) or otherwise sought with respect to the Merger Agreement or the Transactions, to vote, consent or approve (or cause to be voted, consented or approved) all of such Company Shareholder’s Subject Shares held at such time in favor thereof;

(e) against and withhold consent with respect to any merger, purchase of all or substantially all of the Company’s assets or other business combination transaction (other than the Merger Agreement and the Transactions); and

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(f) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement or (C) result in any of the conditions set forth in Article VIII of the Merger Agreement not being fulfilled.

Each Company Shareholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

Section 1.5 No Challenges. Each Company Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

Section 1.6 Closing Date Deliverables. Each of the Persons set forth on Schedule I will deliver, substantially simultaneously with the Effective Time:

(a) a duly-executed copy of the Lock-Up Agreement substantially in the form attached as Exhibit D to the Merger Agreement; and

(b) a duly-executed copy of the Amended and Restated Registration Rights Agreement substantially in the form attached as Exhibit F to the Merger Agreement.

Section 1.7 Further Assurances. Each Company Shareholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by Parent or the Company, to effect the actions and consummate the Merger and the other transactions contemplated by this Agreement and the Merger Agreement (including the Transactions), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.8 No Inconsistent Agreement. Each Company Shareholder hereby represents and covenants that such Company Shareholder has not entered into, is not bound by, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Company Shareholder’s obligations hereunder.

Section 1.9 Consent to Disclosure. Each Company Shareholder hereby consents to the publication and disclosure in the Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent or the Company to any Governmental Authority or to securityholders of Parent) of such Company Shareholder’s identity and beneficial ownership of Subject Shares and the nature of such Company Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Parent or the Company, a copy of this Agreement. Each Company Shareholder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

Section 1.10 Termination of Company Financing Agreements, Related Agreements. Each Company Shareholder, by this Agreement with respect to its Subject Shares, severally and not jointly, hereby agrees to terminate, subject to the Closing and effective as of the Effective Time, (a) all agreements with respect to Affiliate Transactions to which such Company Shareholder is party that are set forth on Section 3.24 of the Company Disclosure Schedule, if applicable to such Shareholder (the “Company Financing Agreements”); (b) any management rights or side letters between the Company and such Company Shareholder; and (c) any rights under any letter or agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to shareholders of the Company (clauses (a) through (c), collectively, the “Terminating Rights”) between such Company Shareholder and the Company, but excluding, (i) for the avoidance of doubt, any rights such Company Shareholder may have that relate to any commercial or employment agreements or arrangements between such Company Shareholder and the Company or any Subsidiary thereof, which shall survive the Closing in accordance with their terms, and (ii) any indemnification, advancement of expenses and exculpation rights of any Company Shareholder or any of its Affiliates set forth in the foregoing documents, which shall survive the Closing in accordance with their terms; provided that all Terminating Rights between the Company and any other holder of Company Ordinary Shares shall also terminate at such time.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company Shareholders. Each Company Shareholder represents and warrants as of the date hereof to Parent and the Company (solely with respect to itself, himself or herself and not with respect to any other Company Shareholder) as follows:

(a) Organization; Due Authorization. If such Company Shareholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Shareholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Company Shareholder. If such Company Shareholder is an individual, such Company Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Company Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Company Shareholder.

(b) Ownership. Such Company Shareholder is the record and beneficial owner (as defined in the Securities Act) of, and has good, valid and marketable title to, all of such Company Shareholder’s Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Company’s Organizational Documents, (iii) the Merger Agreement, (iv) the Company Financing Agreements or (v) any applicable securities Laws. Such Company Shareholder’s Subject Shares are the only equity securities in the Company owned of record or beneficially by such Company Shareholder on the date of this Agreement, and none of such Company Shareholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder and under the Company Financing Agreements. Such Company Shareholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(c) No Conflicts. The execution and delivery of this Agreement by such Company Shareholder does not, and the performance by such Company Shareholder of his, her or its obligations hereunder will not, (i) if such Company Shareholder is not an individual, conflict with or result in a violation of the organizational documents of such Company Shareholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Company Shareholder or such Company Shareholder’s Subject Shares) to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Company Shareholder of its, his or her obligations under this Agreement or (iii) violate or cause a breach of, constitute a default under or result in a violation of (A) any agreement, contract or instrument to which such Company Shareholder is a party to which breach, default or violation would prevent, enjoin or materially delay the performance by such Company Shareholder of its, his or her obligations under this Agreement or (B) violate any law, statute, rule or regulation to which such Company Shareholder is subject to.

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(d) Litigation. There are no Proceedings pending against such Company Shareholder, or to the knowledge of such Company Shareholder threatened against such Company Shareholder, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Company Shareholder of its, his or her obligations under this Agreement.

(e) Adequate Information. Such Company Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of Parent and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon Parent or the Company and based on such information as such Company Shareholder has deemed necessary or appropriate, made its own analysis and decision to enter into this Agreement. Such Company Shareholder acknowledges that Parent and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character to the Company Shareholder except as expressly set forth in this Agreement. Such Company Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Company Shareholder are irrevocable.

(f) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by such Company Shareholder, for which the Company or any of its Affiliates may become liable.

(g) Acknowledgment. Such Company Shareholder understands and acknowledges that each of Parent and the Company is entering into the Merger Agreement in reliance upon such Company Shareholder’s execution and delivery of this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Date and (b) as to each Company Shareholder, the written agreement of Parent, the Company and such Company Shareholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any willful and material breach of this Agreement occurring prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

Section 3.2 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal Laws of the State of New York applicable to agreements executed and performed entirely within such State, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York.

Section 3.3 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the State of New York (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 3.8. Nothing in this Section 3.3 shall affect the right of any party to serve legal process in any other manner permitted by Law.

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(b) EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

Section 3.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto except in connection with a Permitted Transfer.

Section 3.5 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Specified Courts, this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.6 Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Parent, the Company and the Company Shareholders.

Section 3.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Parent:

Technology & Telecommunication Acquisition Corporation

C3-2-23A, Jalan 1/152, Taman OUG Parklane

Off Jalan Kelang Lama

58200 Kuala Lumpur, Malaysia

Attention: Tek Che Ng

E-mail: tekche.ng@tete-acquisition.com

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with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue, 19th Floor

New York, NY 10154

Attention: Mitchell S. Nussbaum, Esq.

E-mail: mnussbaum@loeb.com

If to the Company:

Super Apps Holdings Sdn. Bhd.

L5-07 Level 5, Wisma BU8, No. 11

Lebuh Bandar Utama

Bandar Utama, 47800 Petaling Jaya Selangor Malaysia

Attention: Mr. Loo See Yuen

E-mail keith.loo@bradburyam.com

with a copy to (which shall not constitute notice):

The Law Offices of Jenny Chen-Drake

6108 Stillmeadow Drive

Nashville, TN 37211

Attention: Jenny Chen-Drake

Email: jchendrake@gmail.com

Section 3.9 No Third Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Proceedings that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

Section 3.10 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares of the Company Shareholder. All rights, ownership and economic benefits of and relating to the Subject Shares of the Company Shareholder shall remain vested in and belong to the Company Shareholder, and Parent shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct the Company Shareholder in the voting or disposition of any of the Company Shareholder’s Subject Shares, except as otherwise provided herein.

Section 3.11 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.12 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.13 Capacity as a Company Shareholder. Notwithstanding anything herein to the contrary, the Company Shareholder signs this Agreement solely in the Company Shareholder’s capacity as a shareholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions or inactions of any affiliate, representative, employee or designee of the Company Shareholder or any of its affiliates in his or her capacity, if applicable, as an officer, director or fiduciary of the Company or any of its Subsidiaries or any other Person.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the Company Shareholders, Parent, and the Company have each caused this Shareholder Support Agreement to be duly executed as of the date first written above.

COMPANY SHAREHOLDERS:

[Signature Page to Shareholder Support Agreement]

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IN WITNESS WHEREOF, the Company Shareholders, Parent, and the Company have each caused this Shareholder Support Agreement to be duly executed as of the date first written above.

PARENT:
TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

By:
Name:
Title:

[Signature Page to Shareholder Support Agreement]

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IN WITNESS WHEREOF, the Company Shareholders, Parent, and the Company have each caused this Shareholder Support Agreement to be duly executed as of the date first written above.

COMPANY:
SUPER APPS HOLDINGS SDN. BHD.

By:
Name:
Title:

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Schedule I

Company Shareholder Subject Shares

[Schedule I to Shareholder Support Agreement]

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